As filed with the Securities and Exchange Commission on November 6, 1996
                           Registration No. 333-________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933

                         LEGGETT & PLATT, INCORPORATED
             (Exact name of registrant as specified in its charter)


        Missouri                 No. 1--Leggett Road          44-0324630
     (State or other           Carthage, Missouri 64836  (I.R.S. Employer
     jurisdiction of               (417) 358-8131         Identification No.)
incorporation or organization)


               (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                                John A. Lyckman
                           Assistant General Counsel
                         Leggett & Platt, Incorporated
                              No. 1--Leggett Road
                           Carthage, Missouri  64836
                                 (417) 358-8131
               (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

     Approximate date of commencement of proposed sale to public: From time to time after this Registration Statement becomes effective on dates, at times and on terms not currently determined.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.X

                          CALCULATION OF REGISTRATION FEE
==============================================================================

Title of Each Class of             Amount to be   Proposed Maximum    Proposed Maximum    Amount of
Securities to be Registered        Registered     Offering Price      Aggregate Offering  Registration Fee
                                                  Per Share (1)       Price (1)
______________________________________________________________________________

Common Stock, $.01 par
value and attached Preferred
Stock Purchase Rights              615,259 shares $30.0625            $18,496,224         $5,605
==============================================================================


     (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457, based upon the average of the high and low prices of Registrant's Common Stock on November 4, 1996 on the New York Stock Exchange Composite Tape of $30.0625.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Prospectus

                                 615,259 Shares

                         LEGGETT & PLATT, INCORPORATED
                                  Common Stock
       (and Preferred Stock Purchase Rights attached to the Common Stock)


     The shares of Common Stock, $.01 par value, (the "Common Stock") of Leggett & Platt, Incorporated, a Missouri corporation (the "Company") offered hereby (the "Shares") are being sold for the account of and by the persons named under the caption "Selling Shareholders." The Selling Shareholders have advised the Company that these Shares may be sold from time to time in transactions on the New York Stock Exchange or Pacific Stock Exchange or in negotiated transactions, in each case at prices satisfactory to the Seller. (See "Plan of Distribution.")

     The Company will receive no part of the proceeds from the sale of the Shares. The Selling Shareholders will pay all applicable stock transfer taxes, transfer fees and brokerage commissions, and related fees and expenses, but the Company will bear the cost of preparing the Registration Statement and Prospectus and all filing, legal and accounting fees incurred in connection with registration of the Shares under the federal securities laws.

     The Common Stock is listed on the New York Stock Exchange and Pacific Stock Exchange (symbol: LEG). On November 4, 1996 the average of the high and low prices of the Common Stock on the New York Stock Exchange, Composite Transactions was $30.0625 per share.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     No dealer, salesperson or other person has been authorized to give any information or to make any representations not contained or incorporated by reference in this Prospectus and, if given or made, such other information or representation must not be relied upon as having been authorized by the Company, any Selling Shareholder or any other person. Neither the delivery of this Prospectus nor any sale made herein shall, under the circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof. This Prospectus does not constitute an offer to sell or solicitation of an offer to buy the securities offered hereby to any person or by anyone in any jurisdiction in which such offer or solicitation may not lawfully be made.

                 The date of this Prospectus is November 6, 1996

                              AVAILABLE INFORMATION


     The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements, and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the offices of the Commission at Room 1024, 450 Fifth Street, NW, Washington, D.C. 20549 and at the Commission's Regional Offices at
Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; 75 Park Place, 14th Floor, New York, New York 10007;
and 5757 Wilshire Blvd., Suite 500 East, Los Angeles,California 90036-3648. Copies of such material can also be obtained from the Public Reference
Section of the Commission at 450 Fifth Street, NW, Washington, D.C. 20549 at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at (http://www.sec.gov). Reports, proxy statements and other information concerning the Company can be inspected and copied at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York and at the office of the Pacific Stock Exchange Incorporated, Listings Department, 115 Sansone Street, Suite 1104, San Francisco, California 94104. This Prospectus does not contain all the information set forth in the Registration Statement filed by the Company with respect to the offering made hereby. Copies of such Registration Statement are available from the Commission.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The following documents have been previously filed by the Company with the Commission and are incorporated by reference into this Prospectus:

     (1) Annual Report on Form 10-K for the year ended December 31, 1995, except for (i) Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations and (ii) the financial statements included as part of Item 14.

     (2) Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996.

     (3) Current Reports on Form 8-K dated May 6, 1996, May 24, 1996 and August 15, 1996.

     (4) The description of the Company's common stock contained in Form 8-A dated June 5, 1979, including any amendments or reports filed for the purpose of updating such description.

     (5) The description of the Company's Preferred Stock Purchase Rights contained in Form 8-A dated February 15, 1989, including any amendments or reports filed for the purpose of updating such description.

     All reports and definitive proxy statements filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering to be made hereunder shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing such documents, except that in no event shall any information included in any such document in response to item 402(i), (k) or (l) of Regulation S-K be deemed to constitute a part of this Prospectus.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated herein or in the Registration Statement by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference in such documents). All requests for such information should be directed to the Company's executive offices at No. 1 Leggett Road, Carthage, Missouri 64836, Attention: Investor Relations,
(417) 358-8131.

                                   THE COMPANY

     The Company was incorporated in 1901 as the successor to a partnership formed in 1883 in Carthage, Missouri. That partnership was a pioneer in the manufacture and sale of steel coil bedsprings. The Company's principal executive offices are located at No. 1 --
Leggett Road, Carthage, Missouri 64836, telephone (417) 358-8131. Unless otherwise indicated the term "Company" includes Leggett & Platt, Incorporated and its majority-owned subsidiaries.

     The Company is a manufacturer. It makes a variety of engineered products which are sold to several thousand customers. The Company's products include a broad line of components that are primarily sold to companies which manufacture finished furniture and bedding. Components are items used by furnishings manufacturers to construct their finished products. Examples of components manufactured by the Company include innerspring and boxspring units for mattresses and boxsprings; foam, textile, fiber and other cushioning materials for bedding and furniture; springs and seating suspensions for furniture; steel mechanisms for reclining chairs, sleeper sofas and other types of motion furniture; chair controls, aluminum, steel and plastic bases for office furniture; non-fashion fabrics and other furniture supplies; aluminum die castings for gas barbeque grills and other furnishings.

     The Company also makes some finished furnishings products. Examples include bed frames, daybeds, bunk beds, headboards, electric beds, carpet underlay, metal and wire displays, shelving and other commercial fixtures. These finished products are sold to manufacturers that also buy the Company's components or to wholesalers, retailers and others.

     Outside the furnishings area, the Company produces and sells a number of components and other products used in many different home, industrial and commercial applications. Examples of these diversified products include industrial wire, steel tubing, automotive seat suspension systems, aluminum ingot, industrial fabrics, mechanical springs, machinery and parts for manufacturing equipment, foam products and injection molded plastic products.

     The Company's products are made primarily from steel rod, wire and other types of steel, textile fibers, woven and non-woven fabrics, aluminum, wood, foam chemicals, and plastics. Some of these raw materials such as steel wire, steel tubing, aluminum ingot, shredded textile fibers and cut-to-size dimension lumber are manufactured by the Company.

     The Company's principal executive offices are located at No. 1-- Leggett Road, Carthage, Missouri 64836, telephone (417) 358-8131. Unless otherwise indicated the term "Company" includes Leggett & Platt, Incorporated and its majority-owned subsidiaries.

                                 USE OF PROCEEDS

     The Company will not receive any of the proceeds from the sale of the Shares by the Selling Shareholders.

                               SELLING SHAREHOLDERS

     The following information has been provided to the Company by the persons listed below as the Selling Shareholders (the "Selling
Shareholders") including the number of shares of the Common Stock beneficially owned by each Selling Shareholder as of September 21, 1996, and the number of shares of the Common Stock being offered for the account of such Selling Shareholder pursuant to this Prospectus.

                                                                    Shares to Be Owned
Name of                    Beneficially Owned   Shares Offered      After Completion of
Selling Shareholders       Prior to Offering    Hereby              This Offering

Steven J. Adams              9,787                 4,392                5,395

James Earl Bane Rev. t      25,057                11,249               13,808
Trust U/A/D 2/10/95

Rick L. & Lana J. Bates,     5,412                 2,429                2,983
Tenants by the Entirety

Boatmen's National Bank      2,042                   916                1,126
of St. Louis, Custodian
for Rick L. Bates IRA

Robert E. & Regina F.       12,705                 5,702                7,003
Burnett, Tenants by the
Entirety

Boatmen's National Bank     11,732                 5,266                6,466
of St. Louis, Custodian
for Judith R. Cheney IRA

Michelle A Cheney           14,088                 6,323                7,765

W. J. Cheney Trust dated   386,738               173,621              213,117
10/28/91

Boatmen's National Bank     11,732                 5,266                6,466
of St. Louis, Custodian
for William J. Cheney IRA

William E. & Trudy K.
Crowe, Tenants by the          331                   148                  183
Entirety

Arthur L. & Maureen L.      64,006                26,878               37,128
Dunaway, Tenants by the
Entirety

Carolyn L. Edman Trust      11,230                 5,042                6,188
dated 5/9/91

Robert E. Edman Trust       11,230                 5,042                6,188
dated 5/9/91

Joseph Epstein              10,413                 4,674                5,739

Joseph Epstein S.E.P.       10,005                 4,491                5,514

Edgar B. Freund Trust       53,083                23,830               29,253

Volley W., Jr. & Norma J.    6,933                 3,112                3,821
Fullerton, Tenants by the
Entirety

Thomas C. & Ann I.           9,528                 4,277                5,251
Geisert, Tenants by the
Entirety

Mary Grace Gerstner         14,088                 6,323                7,765

James H. Harris              3,068                 1,189                1,879

Christopher A. Jones         1,021                   457                  564

Boatmen's National Bank     11,728                 5,264                6,464
of St. Louis, Custodian
for Glenda R. Jones IRA

Boatmen's National Bank     11,728                 5,264                6,464
of St. Louis, Custodian
for Thomas E. Jones, Jr.
IRA

Thomas E., Jr. & Glenda    109,730                49,260               60,470
R. Jones, Tenants by the
Entirety

Thomas E. Jones, III         1,021                   457                  564

Thomas R. Jones              6,838                 3,068                3,770

Stephen B. & Julia M.          285                   127                  158
Leibbrand, Tenants by the
Entirety

Boatmen's National Bank      7,477                 3,356                4,121
of St. Louis, Custodian
for Debra K. McPherson IRA

Boatmen's National Bank      7,477                 3,356                4,121
of St. Louis, Custodian
for Michael J. McPherson
IRA

Michael J. McPherson         1,987                   891                1,096
Custodian for James D.
McPherson

Michael J. & Debra K.       17,687                 7,939                9,748
McPherson, Tenants by the
Entirety

Michael J. McPherson         1,987                   891                1,096
Custodian for Scott M.
McPherson

Ronald C. Molinaro          35,493                15,932               19,561

Kimberly R. Obermeyer       14,088                 6,323                7,765

Billie G. & Fernell         20,417                 9,166               11,251
Pieper, Tenants by the
Entirety

DLJSC Custodian for          6,125                 2,749                3,376
David F. Richards IRA

David F. & Laurie A.         5,815                 2,609                3,206
Richards, Tenants by the
Entirety

Boatmen's National Bank      1,021                   457                  564
of St. Louis, Custodian
for Debra K. Salyer IRA

Boatmen's National Bank      1,021                   457                  564
of St. Louis, Custodian
for Lloyd Leigh Salyer IRA

Lloyd Leigh & Debra K.       5,178                 1,821                3,357
Salyer, Tenants by the
Entirety

Martin, Jr. & Judy E.      119,450                53,624               65,826
Schulz, Tenants by the
Entirety

Clifford C. & Sandra W.      6,609                 2,965                3,644
Shular, Tenants by the
Entirety

Boatmen's National Bank     11,578                 5,197                6,381
of St. Louis, Custodian
for George E. Terry IRA

DLJSC Custodian for          1,728                   775                  953
Virginia S. Terry IRA

James G. & Patricia L.      91,748                41,188               50,560
Woestman, Tenants by the
Entirety

Kelly A. Woestman            1,987                   891                1,096

Samual S. Woestman           1,987                   891                1,096

Woestman Enterprises,      103,963                46,672               57,291
Inc.

Woestman Enterprises,      100,531                35,356               65,175
Inc. Profit Sharing

Robert R. Wurdack            9,188                 3,562                5,626

David J. & Mildred L.        9,188                 4,124                5,064
York, Tenants by the
Entirety

        None of the Selling Shareholders has held any position or office or otherwise had a material relationship with the Company within the past three years other than as a result of the ownership of the shares of the Common Stock of the Company.

        Each of the Selling Shareholders received the Shares offered hereby directly or indirectly in connection with the merger (the "Merger") of SC Acquisition Corp. a wholly-owned subsidiary of the Company, into Steadley Company, a Missouri corporation ("Steadley"). As a result of this transaction, Steadley became a wholly-owned subsidiary of the Company.


                               PLAN OF DISTRIBUTION

        The Shares may be sold from time to time by the Selling Shareholders or their pledgees or donees. Such sales may be made on one or more exchanges or in negotiated transactions not on an exchange at prices and on terms then prevailing or at prices related to the then current market price or at negotiated prices. The Shares may be sold by one or more of the following: (a) a block trade in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; and (b) ordinary brokerage transactions and transactions in which the broker solicits purchasers. In effecting sales, brokers or dealers may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts in amounts to be negotiated immediately prior to the sale which amounts will not be greater than that normally paid in connection with ordinary trading transactions.

        In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus.

                                  CAPITAL STOCK

        The Company's authorized capital stock consists of 300,000,000 shares of Common Stock, $.01 par value, 1,000,000 shares of Series A Junior Participating Preferred Stock and 99,000,000 shares of Preferred Stock without par value. As of September 30, 1996 there were 89,924,288 shares of Common Stock and no shares of preferred stock outstanding.

        A description of the Common Stock is contained in the Company's Registration Statement on Form 8-A, dated June 5, 1979, including any amendments or reports filed for the purpose of updating such description, which is incorporated by reference. A description of the Preferred Stock Purchase Rights is contained in the Company's Registration Statement on Form 8-A, dated February 15, 1989, including any amendments or reports filed for the purpose of updating such description, which is also incorporated by reference.


                                  LEGAL OPINIONS

        Ernest C. Jett, Vice President Secretary and Managing Director of the Legal Department of the Company, has rendered an opinion concerning the validity of the Shares and certain other legal matters. Mr. Jett is a full-time employee of the Company. On August 12, 1996, Mr. Jett beneficially owned
49,786 shares of Common Stock and held options to purchase an additional
21,489 shares of Common Stock.

                                     EXPERTS

        The financial statements incorporated in this Prospectus by reference to the current report on Form 8-K dated August 15, 1996, have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.


                                TABLE OF CONTENTS

                                                                              Page
Available Information. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3

Incorporation of Certain Information
   by Reference. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3

The Company. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4

Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4

Selling Shareholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4

Plan of Distribution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .8

Capital Stock. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .9

Legal Opinions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .9

Experts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .9


                         LEGGETT & PLATT, INCORPORATED

                                 615,259 Shares
                                  Common Stock
                                 $.01 Par Value

                      (and Preferred Stock Purchase Rights
                         attached to the Common Stock)



                                   PROSPECTUS




                                November 6, 1996







                                     PART II

                      INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.     Other Expenses of Issuance and Distribution

   The following table sets forth the estimated expenses of the Company in connection with the issuance and distribution of the securities being registered, exclusive of those expenses to be borne by the Selling Shareholders.

SEC registration fee . . . . . . . . . . . . . . . . .       $     5,604
Accounting fees and expenses . . . . . . . . . . . . .             3,000
Legal fees and expenses. . . . . . . . . . . . . . . .             3,000
Printing of documents. . . . . . . . . . . . . . . . .             3,000
Miscellaneous. . . . . . . . . . . . . . . . . . . . .             1,000
                                                                  ______

             Total . . . . . . . . . . . . . . . . . .       $    15,604
                                                                  ======

Item 15.     Indemnification of Directors and Officers

     Under the Company's Restated Articles of Incorporation and Missouri corporation laws, each of the present and former directors and officers of the Company may be entitled to indemnification under certain circumstances from certain liabilities, claims and expenses arising from any threatened, pending or completed action, suit or proceeding (including any such action, suit or proceeding arising under the Securities Act of 1933), to which they are made a party by reason of the fact that he is or was a director or officer of the Company.

     The Company insures its directors and officers against certain liabilities and has insurance against certain payments which it may be obliged to make to such persons under the indemnification provisions of its Restated Articles of Incorporation.

Item 16.     Exhibits

             5 Opinion of Ernest C. Jett, Assistant General Counsel to Registrant

             23(a)   Consent of Price Waterhouse LLP

             23(b) Consent of Ernest C. Jett, Assistant General Counsel (contained in opinion filed as Exhibit 5 hereto)


Item 17.     Undertakings

     The undersigned Registrant hereby undertakes:

(a)
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     Provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the Prospectus, to each person to whom the Prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the Prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the Prospectus, to deliver, or cause to be delivered to each person to whom the Prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the Prospectus to provide such interim financial information.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore,
unenforceable.   In the event that a claim for indemnification against
such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                              SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Carthage, State of Missouri, on the 6th day of November, 1996.

                      LEGGETT & PLATT, INCORPORATED


                      By:  /s/ Harry M. Cornell, Jr.
                               Harry M. Cornell, Jr.
                               Chairman of the Board
                               and Chief Executive Officer

                           POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Harry M. Cornell, Jr., Felix E. Wright, Robert A. Jefferies, Jr. and Ernest C. Jett, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

     (S>
     Signature                     Title                      Date


(a)  Principal Executive Officer:

     /s/ Harry M. Cornell, Jr.     Chairman of the Board,     November 6, 1996
     Harry M. Cornell, Jr.         Chief Executive Officer
                                   and Director

(b)  Principal Financial Officer:

     /s/ Michael A. Glauber        Senior Vice President,     November 6, 1996
     Michael A. Glauber            & Administration


(c)  Principal Accounting Officer:

     /s/ Allan J. Ross             Vice President -           November 6, 1996
     Allan J. Ross                 Accounting


(d)  Directors:


     /s/ Raymond F. Bentele        Director                   November 6, 1996
     Raymond F. Bentele


     /s/ Robert Ted Enloe, III     Director                   November 6, 1996
     Robert Ted Enloe, III


     /s/ Richard T. Fisher         Director                   November 6, 1996
     Richard T. Fisher


     /s/ Bob L. Gaddy              Director                   November 6, 1996
     Bob L. Gaddy


     /s/ David S. Haffner          Director                   November 6, 1996
     David S. Haffner


     /s/ Thomas A. Hays            Director                   November 6, 1996
     Thomas A. Hays


     /s/ Alexander M. Levine       Director                   November 6, 1996
     Alexander M. Levine


     /s/ Richard L. Pearsall       Director                   November 6, 1996
     Richard L. Pearsall


     /s/ Duane W. Potter           Director                   November 6, 1996
     Duane W. Potter


     /s/ Maurice E. Purnell, Jr.   Director                   November 6, 1996
     Maurice E. Purnell, Jr.


     /s/ Felix E. Wright           Director                   November 6, 1996
     Felix E. Wright


                              EXHIBIT INDEX

Exhibit
Number     Description

5 Opinion of Ernest C. Jett, Assistant General Counsel to the Registrant

23(a)      Consent of Price Waterhouse LLP

23(b)      Consent of Ernest C. Jett, Assistant General Counsel
           (contained in Opinion)